EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is made by and between Telescan, Inc., a Delaware corporation (the "Company"), and David M. Berray ("Employee") effective as of March 14, 2000 (the "Effective Date").

      WHEREAS, the Company is desirous of employing Employee in an executive capacity on the terms and conditions, and for the consideration, hereinafter set forth for the period provided herein commencing upon the Effective Date, and Employee is desirous of employment with the Company on such terms and conditions and for such consideration;

      NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Employee agree as follows:

                                   ARTICLE I
                              EMPLOYMENT AND DUTIES

      Section 1.1 The Company agrees to employ Employee and Employee agrees to be employed by the Company, subject to the terms and conditions of this Agreement, beginning as of the Effective Date and continuing for the term hereof.

      Section 1.2 From and after the Effective Date, the Company shall employ Employee in the position of Senior Vice President, or in such other positions as the parties mutually may agree.

      Section 1.3 Employee agrees to serve in the position referred to in
Section 1.2 hereof and to perform diligently and to the best of his abilities the duties and services pertaining to such office as set forth in the Bylaws of the Company in effect on the Effective Date, as well as such additional duties and services appropriate to such office as the Board of Directors of the Company (the "Board of Directors") may reasonably assign to Employee from time to time.

      Section 1.4 Employee shall maintain a full-time office at the Company's Houston, Texas location.

      Section 1.5 Employee agrees, during the period of his employment by the Company, to devote his full business time, energy and best efforts to the business and affairs of the Company and its affiliates and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the prior written consent of the Board of Directors. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments and charitable or public service activities and serve on the board of directors of corporations to the extent that such activities do not conflict with the business and affairs of the Company or interfere with Employee's performance of his duties and obligations hereunder.
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                                   ARTICLE II
                       TERM AND TERMINATION OF EMPLOYMENT

      Section 2.1 Unless sooner terminated pursuant to other provisions hereof, the Company agrees to employ Employee for a one-year period beginning on the Effective Date, and thereafter automatically extend the term of this Agreement for successive one-year periods unless and until such time as either party shall give written notice to the other at least 15 days prior to the expiration of the then current term that no such automatic extension shall occur, in which event Employee's employment shall terminate on the expiration of the then current term.

      Section 2.2 Notwithstanding the provisions of Section 2.1 hereof, the Company shall have the right to terminate Employee's employment under this Agreement at any time in accordance with the following provisions:

            (a) upon Employee's death;

            (b) upon Employee's becoming incapacitated or disabled by accident, sickness or other circumstance which impairment (despite reasonable accommodation) renders him mentally or physically incapable of performing the duties and services required of him hereunder for a period of at least 120 consecutive days or for a period of 180 business days during any 12-month period;

            (c) for cause, which for purposes of this Agreement shall mean each of the following:

                  (i) a material act or material acts of dishonesty or
            disloyalty by Employee adversely affecting the Company;

                  (ii) Employee's breach of any of his obligations of this
            Agreement;

                  (iii) Employee's gross negligence or willful misconduct in performance of the duties and services required of him pursuant to this Agreement; or

                  (iv) Employee's conviction of a felony, or Employee's
            conviction of a misdemeanor involving moral turpitude.

            (d) by "Constructive Termination," which for purposes of this Agreement shall mean each of the following:

                  (i) a material diminution of Employee's responsibilities,
            including, without limitation, title and reporting relationship; or

                  (ii) a material reduction in Employee's compensation and
            benefits received hereunder.

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            (e) in the sole discretion of the Board of Directors without cause;
      PROVIDED, HOWEVER, in such case the Company shall give 15 days prior written notice to Employee of its intention to terminate Employee's employment with the Company and shall continue to provide compensation to Employee in accordance with the terms set forth in Section 4.1(e) hereof.

      Section 2.3 Employee shall have the right to terminate his employment under this Agreement at any time in accordance with the following provisions:

            (a) a breach by the Company of any of its obligations under this Agreement which, if correctable, remains uncorrected for 30 days following written notice specifying such breach given by Employee to the Company; or

            (b) in the sole discretion of Employee; PROVIDED, HOWEVER, in such case Employee shall give 15 days prior written notice to the Company of his intention to terminate his employment with the Company.

      Section 2.4 If the Company desires to terminate Employee's employment hereunder as provided in Section 2.2 hereof or Employee desires to terminate Employee's employment hereunder as provided in Section 2.3 hereof, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Employee's employment hereunder and stating the effective date and reason, if any, for such termination. In the event of such termination, the provisions of Articles IV through IX hereof shall continue to apply in accordance with their terms. Any question as to whether and when there has been a termination of Employee's employment, and the cause of such termination, shall be determined by the Board of Directors in its sole discretion.

                                  ARTICLE III
                            COMPENSATION AND BENEFITS

      Section 3.1 COMPENSATION. During the term of this Agreement, the Company shall provide compensation to Employee in the following forms:

            (a) BASE SALARY. For the period beginning on the Effective Date and ending on May 15, 2000, Employee shall receive an annual base salary of $112,500 and, notwithstanding Section 1.5 hereof, will devote approximately one-half of his business time to the business and affairs of the Company and its affiliates. For the period beginning on May 16, 2000 and extending through the termination of this Agreement, Employee shall receive an annual base salary of $225,000, which amount shall be subject to annual review by the Board of Directors and/or the Compensation Committee of the Company for possible increases.

            (b) BONUS. Employee shall participate in, and receive an annual bonus pursuant to, the Company's Officer Bonus Plan.

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            (c) STOCK OPTIONS.

            (i) Upon approval of the Company's Board of Directors, Employee will be granted options to purchase an aggregate of 125,000 shares of the Company's common stock at an exercise price equal to the per share Fair Market Value (as hereinafter defined) on the date of grant. The options to be granted to Employee shall be granted as nonqualified options. All options granted to Employee hereunder shall vest immediately upon a Change of Control (as hereinafter defined). The options will be granted pursuant to a stock option agreement to be executed by Employee and the Company as of the date hereof. The options will vest as follows:

                  (A) 25,000 of the option shares will vest at the end of Employee's first six months of employment;

                  (B) 25,000 of the option shares will vest 20% annually beginning one year from the date of this Agreement; PROVIDED, HOWEVER, that the vesting schedule of the option shares under this subsection (B) shall be reduced to four years if the Fair Market Value of the Company's common stock is equal to or greater than $36.00 per share for any ten consecutive trading days during the term of this Agreement;

                  (C) 50,000 of the option shares will vest at the end of Employee's fifth year of employment; PROVIDED, HOWEVER, if the Fair Market Value of the Company's common stock is equal to or greater than $36.00 for any ten consecutive trading days during the term of this Agreement, then the 50,000 option shares under this subsection (C) will vest annually in equal amounts such that 100% of the option shares under this subsection (C) will be vested upon the fourth anniversary of the date of this Agreement.

                  (D) 12,500 of the option shares will vest on December 31, 2000 if certain to-be-determined, mutually agreed upon performance criteria are achieved by December 31, 2000; PROVIDED, HOWEVER, that it shall be in the sole discretion of the Company's Chief Executive Officer to determine whether the criteria set forth in this subsection (D) have been satisfied.

                  (E) 12,500 of the option shares will vest on December 31, 2000 if certain additional to-be-determined, mutually agreed upon performance criteria are achieved by December 31, 2000; PROVIDED, HOWEVER, that it shall be in the sole discretion of the Company's Chief Executive Officer to determine whether the criteria set forth in this subsection (E) have been satisfied.

            "Fair Market Value" means (i) if the Company's common stock is not listed or admitted to trade on a national securities exchange and if bid and ask prices for the

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      common stock are not furnished through NASDAQ or a similar organization, the value established by the Compensation Committee of the Board of Directors (the "Compensation Committee"), in its sole discretion; (ii) if the Company's common stock is listed or admitted to trade on a national securities exchange or a national market system, the closing price of the common stock, as published in the WALL STREET Journal, so listed or admitted to trade on such day or, if there is no trading of the common stock on such date, then the closing price of the common stock on the next preceding date on which there was trading in such shares; or (iii) if the common stock is not listed or admitted to trade on a national securities exchange or a national market system, the mean between the bid and asked price for the common stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

                  (ii) In addition, Employee shall be eligible to receive future stock option grants, as determined by the Compensation Committee.

      Section 3.2 BENEFITS. During the term of this Agreement, Employee shall be afforded the following benefits as incidences of his employment:

            (a) BUSINESS AND ENTERTAINMENT EXPENSES. Subject to the Company's standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, the Company will reimburse Employee for, or pay on behalf of Employee, reasonable and appropriate expenses incurred by Employee for business related purposes, including dues and fees to approved industry and professional organizations, and reasonable costs of entertainment incurred in connection with business development.

            (b) RELOCATION EXPENSES. Employee shall be reimbursed (on an after-tax basis) for all reasonable customary expenses he incurs related to the costs of packing, loading, transportation, unloading and unpacking of household and personal belongings ("Relocation Expenses"); PROVIDED, HOWEVER, that Employee must get an estimate of such expenses, submit such estimate to the Company for pre-approval and secure the Company's pre-approval of such expenses in advance of incurring any such expenses. Such expenses subject to reimbursement shall include any locating or other fees reasonably incurred by Employee with respect to the rental of a new residence.

            (c) OTHER. Employee and, to the extent applicable, Employee's family, dependents and beneficiaries, shall be allowed to participate in all benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to executive employees of the Company generally. Such benefits, plans and programs may include, without limitation, a profit sharing plan, a thrift plan, a health insurance or health care plan, life insurance, disability insurance or a pension plan. The Company shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to executive employees of the Company generally.

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      Section 3.3 PAYROLL. Employee shall receive all compensation pursuant to this Agreement in accordance with the Company's Houston, Texas customary payroll practices with respect to time and manner of payment.

                                   ARTICLE IV
                      EFFECT OF TERMINATION ON COMPENSATION

      Section 4.1 BY THE COMPANY.

            (a) TERMINATION UPON DEATH. In the event of Employee's death during the term of this Agreement, this Agreement will terminate upon the first day of the month following the Employee's date of death, and all of Employee's rights and benefits provided for in this Agreement will terminate as of such date; PROVIDED, HOWEVER, that Employee's estate will be paid Employee's annual salary and pro rata bonus through the date of death for a period of six months after such death occurs and, PROVIDED, FURTHER, all stock options referenced in Section 3.1(c) shall vest on Employee's death, and Employee's estate may exercise such options for a period of one year from the date of termination.

            (b) TERMINATION UPON DISABILITY. If Employee's employment hereunder is terminated by the Company pursuant to Section 2.2(b) hereof prior to the expiration of the then current term, all of Employee's rights and benefits provided for in this Agreement will terminate as of such date; PROVIDED, HOWEVER, that Employee will be paid Employee's annual salary and pro rata bonus through the date of termination for a period of six months after such termination occurs and, PROVIDED, FURTHER, that Employee all stock options referenced in Section 3.1(c) shall vest effective as of the termination date, and Employee may exercise such options for a period of one year from the date of termination.

            (c) TERMINATION FOR CAUSE. Employer shall be entitled to terminate Employee's employment at any time for cause, as defined by Section 2.2(c). In the event of termination for cause, all of Employee's rights and benefits provided for in this Agreement shall terminate, except as to any accrued and unpaid base salary provided for in Section 3.1(a).

            (d) TERMINATION AFTER CHANGE OF CONTROL. If, within 24 months following a Change of Control (as hereinafter defined), the Company or its successor terminates Employee's employment without cause or by Constructive Termination, Employee will be paid, in a lump sum payment, an amount equal to two times the sum of (i) his annual salary for the year in which such termination occurs and (ii) the greater of (A) the target bonuses for each of the four quarters in the year in which such termination occurs and (B) the actual bonus earned by Employee for the four fiscal quarters immediately preceding such termination. All unvested stock options referenced in Section 3.1(c)(ii) shall vest effective as of the date of termination and Employee may exercise such options for a period of 90 days from the date of termination. Employee shall receive his accrued and

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      unpaid salary and any accrued and unpaid pro rata bonus through the date of termination, and Employee will continue to participate in any benefits referenced in Section 3.2(c) for a period of two years from the date of termination; PROVIDED, HOWEVER, to the extent that any benefit under
      Section 3.2(c) cannot be continued during a period when Employee is not an employee of the Company, the Company shall pay Employee an amount in cash equal to the economic value of such benefit, such value to be determined as of the time of termination.

            In the event that Employee is deemed to have received an excess parachute payment (as such term is defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) which is subject to excise taxes ("Excise Taxes") imposed by Section 4999 of the Code with respect to compensation paid to Employee pursuant to this Agreement, the Company shall make a Bonus Payment (as defined below) to Employee when Employee receives any excess parachute payments. "Bonus Payment" means a cash payment equal to the sum of (i) all Excise Taxes payable by Employee plus (ii) any additional Excise Tax or federal or state income taxes imposed with respect to the Bonus Payment.

      "Change of Control" means the happening of any of the following events:

            (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control under this subsection (i): (x) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

            (ii) Individuals who, as of the effective date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
      Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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            (iii) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

            (e) OTHER EVENTS UPON TERMINATION. If Employee's employment hereunder shall be terminated by the Company without cause or by Constructive Termination other than within 24 months following a Change of Control, Employee shall receive in accordance with the Company's then current payroll practices an amount equal to the sum of (i) Employee's annual base salary for the year in which such termination occurs and (ii) the greater of (A) the target bonuses for each of the four quarters in the year in which such termination occurs and (B) the actual bonus earned by Employee for the four fiscal quarters immediately preceding such termination, payable for a period of time equal to the longer of (i) two years and (ii) the period of time remaining under the then current term of this Agreement (such longer period, the "Severance Period"). Employee shall receive his accrued and unpaid salary and any accrued and unpaid pro rata bonus through the date of termination, and Employee will continue to participate in any benefits referenced in Section 3.2(c) for the Severance Period; PROVIDED, HOWEVER, to the extent that any benefit under Section 3.2(c) cannot be continued during a period when Employee is not an employee of the Company, the Company shall pay Employee an amount in cash equal to the economic value of such benefit, such value to be determined as of the time of termination. In addition, all stock options referenced in Section 3.1(c) shall vest effective as of the date of termination, and Employee may exercise such options for a period of three months from the date of termination.

      Section 4.2 BY EMPLOYEE.

            (a) BREACH OF AGREEMENT BY COMPANY. If Employee's employment hereunder shall be terminated by Employee pursuant to the provisions set forth in Section 2.3(a) hereof prior to the expiration of the then current term of this Agreement, Employee shall receive in accordance with the Company's then current payroll practices an amount equal to the sum of (i) Employee's annual base salary for the year in which such termination occurs and (ii) the greater of (A) the target bonuses for each of the four quarters in the year in which such termination occurs and (B) the actual bonus earned by Employee for the four fiscal quarters immediately preceding such termination, payable for a period of time equal to the longer of (i) two years and (ii) the period of time remaining under the then current term of this Agreement. Employee shall receive his accrued and unpaid salary and any accrued and unpaid pro rata bonus through the date of termination, and Employee will continue to participate in any benefits referenced in Section 3.2(c) for the Severance Period; PROVIDED, HOWEVER, to the extent that any benefit under Section 3.2(c) cannot be continued during a period when Employee is not an employee of the Company, the Company shall pay Employee an amount in cash equal to the economic value of such benefit, such value to be determined as of the time of termination. In addition, all stock options referenced in Section 3.1(c) shall vest effective as of the date of termination, and Employee may exercise such options for a period of three months from the date of termination.

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            (b) VOLUNTARY RESIGNATION. If Employee's employment hereunder shall be terminated by Employee pursuant to the provisions set forth in Section 2.3(b) hereof prior to the expiration of the then current term, then, upon such termination, subject to COBRA, all compensation and all benefits to Employee hereunder shall terminate contemporaneously with the termination of such employment; PROVIDED, HOWEVER, Employee shall not receive a bonus for the year during which Employee's employment terminated or any subsequent year.

                                   ARTICLE V
                            CONFIDENTIAL INFORMATION

      Section 5.1 COMPANY INFORMATION. Employee acknowledges that the Company's business is highly competitive and that the Company's books, records and documents, technical information concerning its products, equipment, services and processes, procurement procedures and pricing techniques and the names of and other information (e.g., credit and financial data) concerning the Company's customers and business associates all comprise confidential business information and trade secrets of the Company (collectively, "Confidential Information") which are valuable, special, and unique assets of the Company which the Company uses in its business to obtain a competitive advantage over the Company's competitors which do not know or use this information. Employee further acknowledges that protection of the Confidential Information against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Accordingly, Employee hereby agrees that he will not, at any time during or after his employment by the Company, make any unauthorized disclosure of any Confidential Information or make any use thereof, except for the benefit of, and on behalf of, the Company. For the purposes of this Article 5, the term "Company" shall also include affiliates of the Company.

      Section 5.2 THIRD PARTY INFORMATION. Employee acknowledges that, as a result of his employment by the Company, he may from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of the Company. Employee agrees to preserve and protect the confidentiality of such third-party confidential information and trade secrets to the same extent, and on the same basis, as the Confidential Information.

      Section 5.3 RETURN OF DOCUMENTS. All written materials, records and other documents made by, or coming into the possession of, Employee during the period of his employment by the Company which contain or disclose the Confidential Information shall be and remain the property of the Company. Upon request, and in any event upon termination of Employee's employment by the Company, for any reason, he promptly shall deliver the same, and all copies, derivatives and extracts thereof, to the Company.

                                   ARTICLE VI
                     INVENTIONS, DISCOVERIES AND COPYRIGHTS

      Section 6.1 INVENTIONS AND DISCOVERIES. Employee agrees promptly and freely to disclose to the Company, in writing, any and all ideas, conceptions, inventions, improvements,

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and discoveries, whether patentable or not, which are conceived or made by
Employee, solely or jointly with another, during the period of his employment by the Company and which are related to the business or activities of the Company. Employee agrees to assign and hereby does assign to the Company all his interest in such ideas, conceptions, inventions, improvements, and discoveries. Employee agrees that, whenever requested to do so by the Company, he shall assist in the preparation of any document that the Company shall deem necessary and shall execute any and all applications, assignments or other instruments that the Company shall deem necessary, in its sole discretion, to apply for and obtain protection, including patent protection, for such ideas, conceptions, inventions, improvements and discoveries in all countries of the world. The obligations in the preceding sentence shall continue beyond the termination of Employee's employment regardless of the reason for such termination.

      Section 6.2 COPYRIGHTS. If during Employee's employment by the Company, Employee creates any original work of authorship (each, a "Work") fixed in any tangible medium of expression which is the subject matter of copyright (e.g., written presentations, computer programs, videotapes, drawings, maps, models, manuals or brochures) relating to the Company's business, products, or services, whether a Work is created solely by Employee or jointly with others, the Company shall be deemed the author of a Work if the Work is prepared by Employee in the scope of his employment; or, if the Work is not prepared by Employee within the scope of his employment but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation or as an instructional text, then the Work shall be considered to be a work made for hire and the Company shall be the author of the Work. In the event a Work is not prepared by Employee within the scope of his employment or is not a Work specially ordered and deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents, does assign, to the Company all of Employee's worldwide right, title and interest in and to such Work and all rights of copyright therein. Both during the period of Employee's employment by the Company and thereafter, Employee agrees to assist the Company and its nominee, at any time, in the protection of the Company's worldwide right, title and interest in and to the work and all rights of copyright therein, including but not limited to, the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries.

      Section 6.3 Employee represents that he has not heretofore made any invention or discovery or prepared any work which is the subject matter of copyright related to the Company's business which he wishes to exclude from the provisions of Section 6.1 and Section 6.2 hereof. As used in this Article VI, the "Company" shall include affiliates of the Company.

                                  ARTICLE VII
                                 NON-COMPETITION

      Section 7.1 The restrictive covenants contained in this Article VII and in
Article VIII hereof are supported by consideration to Employee hereunder. As a material incentive for the Company to enter into this Agreement, Employee hereby agrees that he will not at any time during his employment by the Company and for a period commencing on the date of termination

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of his employment and continuing until the expiration of 24 months (the
"Non-Competition Period"), directly or indirectly, for himself or for others, in any state of the United States, or in any foreign country where the Company or any of its affiliates is then conducting any business:

            (a) engage in any business that is directly competitive with activities conducted by the Company (or any of the Company's subsidiaries or divisions), which activities conducted by the Company (or any of the Company's subsidiaries or divisions) represent in the aggregate greater than 25% of the Company's consolidated revenues in 1999;

            (b) render advice or services to, or otherwise assist, any other person or entity who is engaged, directly or indirectly, in any business that is directly competitive with activities conducted by the Company (or any of the Company's subsidiaries or divisions), which activities conducted by the Company (or any of the Company's subsidiaries or divisions) represent in the aggregate greater than 25% of the Company's consolidated revenues in 1999; or

            (c) transact any business in any manner pertaining to suppliers or customers of the Company or any affiliate which, in any manner, would have, or is likely to have, an adverse effect upon the Company or any affiliate.

      The foregoing shall not prohibit Employee's continued participation in those activities in which he is engaged on the date hereof and which have been disclosed to the Company.

      Notwithstanding the foregoing, in the event of termination of this Agreement pursuant to Section 4.1(d), 4.1(e) or 4.2(a), the prohibitions of this
Article VII shall no longer apply at such time as Employee waives his right to receive any further payments under Section 4.1(d), 4.1(e) or 4.2(a), as the case may be.

      Section 7.2 Employee understands that the foregoing restrictions may limit his ability to engage in a business similar to the Company's business in specific areas of the world for the Non-Competition Period, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restriction. In addition to any remedies provided under applicable law, the Company and Employee agree that during the period the Company is paying compensation and benefits to Employee pursuant to Articles III or IV hereof, the Company's remedy for breach of the provisions of this Article VII shall include, but shall not be limited to, the termination of all compensation and all benefits to Employee otherwise provided under this Agreement.

      Section 7.3 It is expressly understood and agreed that the Company and Employee consider the restrictions contained in Section 7.1 hereof to be reasonable and necessary for the purposes of preserving and protecting the good will and proprietary information of the Company, nevertheless, if any of the aforesaid restrictions is found by a court having jurisdiction to be unreasonable, over broad as to geographic area or time or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

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                                  ARTICLE VIII
                            SOLICITATION OF EMPLOYEES

      During the term of his employment by the Company and thereafter for the Non-Competition Period, Employee shall not, on his own behalf or on behalf of any other person, partnership, entity, association, or corporation, hire or seek to hire any non-clerical or non-secretarial employee of the Company or in any other manner attempt directly or indirectly to influence, induce, or encourage any non-clerical or non-secretarial employee of the Company to leave the employment of the Company, nor shall he use or disclose to any person, partnership, entity, association, or corporation any information concerning the names, addresses or personal telephone numbers of any employees of the Company.

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Company to:   Telescan Inc.
                              5959 Corporate Drive, Suite 2000
                              Houston, Texas 77036-2305
                              Attention: Chairman of the Compensation Committee

      If to Employee to:      David M. Berray
                              15 Gibson Street
                              Cambridge, Massachusetts 02138

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

      Section 9.2 APPLICABLE LAW, JURISDICTION AND VENUE. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas. Any suit by the Company to enforce any right hereunder or to obtain a declaration of any right or obligation hereunder may, at the sole option of the Company, be brought (i) in any court of competent jurisdiction in the State of Texas or (ii) in any court of competent jurisdiction where jurisdiction may be had over Employee. Employee hereby expressly consents to the jurisdiction of the foregoing courts for such purposes and to the appointment of the Secretary of State for the State of Texas as his agent for service of process.

      Section 9.3 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall (i) be deemed a waiver of similar or dissimilar provisions or conditions at the

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same or at any prior or subsequent time or (ii) preclude insistence upon strict compliance in the future.

      Section 9.4 SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

      Section 9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

      Section 9.6 WITHHOLDING OF TAXES. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

      Section 9.7 HEADINGS. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

      Section 9.8 AFFILIATE. As used in this Agreement, "affiliate" shall mean any person or entity which directly or indirectly through one or more intermediaries owns or controls, is owned or controlled by, or is under common ownership or control with, the Company.

      Section 9.9 ASSIGNMENT. This Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party except that vested rights to payment shall be subject to devise, and shall descend in accordance with applicable laws of inheritance.

      Section 9.10 LEGAL FEES. If, prior to a Change of Control, either party institutes any legal action to enforce his or its rights under, or to recover damages for breach of this Agreement, the Company shall pay up to an aggregate of $10,000 of Employee's actual expenses incurred in pursuit or defense of such legal action.

      If, following a Change of Control, either party institutes any legal action to enforce his or its rights under, or to recover damages for breach of this Agreement, the "prevailing party" in such action shall be entitled to recover from the other party any actual expenses for attorney's fees and disbursements incurred by him or it. For these purposes, a party shall be considered a "prevailing party" if and only if the parties agree to such characterization of a party as a "prevailing party" or a final order of a court specifically recites that such party is a "prevailing party."

      Section 9.11 TERM. This Agreement has a term co-extensive with the term of employment as defined in Section 2.1 hereof. Termination of this Agreement pursuant to the provisions of Section 2.1 hereof shall not affect any right or obligation of either party hereto

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which is accrued or vested prior to or upon such termination or the rights and set forth in Articles IV, V, VI and VII hereof.

      Section 9.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Employee by the Company. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by the Company, which is not contained in this Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

                                    TELESCAN, INC.



                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________




                                    ________________________________________
                                    David M. Berray

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